POWER OF ATTORNEY

The undersigned, hereby constitutes and appoints each of Joshua Feldman, Alexa Belonick, Daniel Reichert and Scott Paraker as the undersigned’s true and lawful attorneys-in-fact to:

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complete and execute Schedules 13D, 13G and 13H in accordance with Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Form 13F, Forms 3, 4 and 5 in accordance with Section 16 of the Exchange Act and the rules thereunder, Form 144 under Rule 144 under the Securities Act of 1933 (“Rule 144”), and in each case the rules and regulations promulgated thereunder, or any successor laws and regulations, as a consequence of the undersigned’s ownership, acquisition or disposition of securities, and other forms and all amendments thereto as such attorneys-in-fact shall in their discretion determine to be required or advisable; and
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do all acts necessary in order to file such forms with the Commission, any securities exchange or national association, and such other person or agency as the attorneys-in-fact shall deem appropriate.

The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agent shall do or cause to be done by virtue hereof. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned’s responsibilities to comply with Section 13 or Section 16 of the Exchange Act or Rule 144 or any other SEC rule or regulation.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that each such attorney-in-fact, or each such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Schedules 13D, 13G, 13H, Form 13F, Forms 3, 4 and 5 or Form 144 with respect to the undersigned’s holdings of and transactions in securities, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

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IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 8th day of June, 2026.

EIP FLAGSHIP FUND I ER HOLDINGS LLC

By: EIF ER Holdings LLC, its sole member and manager

By: Energy Impact Partners LLC, its managing member

By: /s/ Joshua J. Feldman

Name: Joshua J. Feldman
Title: Authorized Signatory

EIF ER HOLDINGS LLC

By: Energy Impact Partners LLC, its managing member

By: /s/ Joshua J. Feldman

Name: Joshua J. Feldman

Title: Authorized Signatory

EIF ER BLOCKER LLC

By: Energy Impact Fund (FT-B) LP, its member

By: Energy Impact Partners LLC, its general partner

By: /s/ Joshua J. Feldman

Name: Joshua J. Feldman

Title: Authorized Signatory

ENERGY IMPACT FUND (FT-D) LP

By: Energy Impact Partners LLC, its general partner

By: /s/ Joshua J. Feldman

Name: Joshua J. Feldman

Title: Authorized Signatory

ENERGY IMPACT FUND (FT-B) LP

By: Energy Impact Partners LLC, its general partner

By: /s/ Joshua J. Feldman

Name: Joshua J. Feldman

Title: Authorized Signatory

ENERGY IMPACT PARTNERS LLC

By: /s/ Joshua J. Feldman

Name: Joshua J. Feldman

Title: Authorized Signatory